UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.
As previously reported, on August 15, 2016, Acacia Research Corporation, a Delaware corporation (“Acacia”), entered into an Investment Agreement with Veritone, Inc., a Delaware corporation (“Veritone”), that provides for Acacia to invest up to $50 million in Veritone, consisting of both debt and equity components. Pursuant to the Investment Agreement, Veritone issued to Acacia a Secured Promissory Note (the “Note”) whereby Veritone borrowed $20 million from Acacia through two $10 million advances. The Note provides that, immediately after the closing of an initial public offering of common stock of Veritone, all outstanding amounts of principal and accrued interest under the Note will automatically convert into shares of common stock of Veritone at a conversion price per share equal to the lesser of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone.
Pursuant to the Investment Agreement, Veritone also issued to Acacia a five-year warrant (the “Primary Warrant”) that, upon the closing of an initial public offering of common stock of Veritone, will be automatically exercised in full for a number of shares of common stock of Veritone determined by dividing $50 million, less all converted amounts or payments under the Note (including interest accrued thereon), by an exercise price per share equal to the lesser of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone.
On May 17, 2017, Veritone closed the initial public offering of its common stock at an initial public offering price per share of $15.00. As a result, on May 17, 2017, all outstanding principal and accrued interest under the Note, which equalled $20,736,438 on the conversion date, automatically converted into 1,523,746 shares of common stock of Veritone at a conversion price of $13.6088 per share, which represents the initial $8.1653 conversion price described above as adjusted for a 0.6-for-1.0 reverse stock split of Veritone’s common stock, which was effected in April 2017 (the “Reverse Stock Split”). In addition, the Primary Warrant was automatically exercised in full into 2,150,335 shares of common stock of Veritone, which was determined by dividing $29,263,562, or $50 million less all converted principal and accrued interest under the Note on the conversion date, by an exercise price of $13.6088 per share, which represents the initial $8.1653 exercise price described above as adjusted for the Reverse Stock Split. Following the automatic exercise of the Primary Warrant, Veritone issued to Acacia an additional warrant (the “10% Warrant”) that provides for the issuance of additional shares of common stock of Veritone at an exercise price per share equal to the lesser of $13.6088, which represents an initial conversion price of $8.1653 as adjusted for the Reverse Stock Split, or the initial public offering price per share of common stock of Veritone, with 50% of the shares underlying the 10% Warrant vesting as of the issuance date of the 10% Warrant and the remaining 50% of the shares vesting on the first anniversary of the issuance date of the 10% Warrant. Acacia also received 295,440 shares of common stock of Veritone upon the automatic conversion of all outstanding principal and accrued interest under a secured convertible promissory note issued to Acacia by Veritone pursuant to a Note Purchase Agreement dated March 15, 2017, which equalled $2,020,822 on the conversion date, at a conversion price of $13.6088 per share, which represents an initial $8.1653 conversion price as adjusted for the Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    May 23, 2017                    ACACIA RESEARCH CORPORATION

By:    /s/ Edward Treska
Executive Vice President, General Counsel and Secretary